                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-12213) of ERP Operating Limited Partnership and in the related Prospectus of our reports indicated below with respect to the financial statements indicated below included in this Current Report of ERP Operating Limited Partnership on Form 8-K.


          Financial Statements                           Date of Auditor's Report
          --------------------                           --------------------------

Combined Statement of Revenue and Certain                    August 15, 1997
Expenses of the Ameritech Pension Trust
Probable Properties for the year ended
December 31, 1996

Combined Statement of Revenue and Certain                   September 5, 1997
Expenses of Paces on the Green and Paces
Station for the year ended December 31, 1996



                                            Ernst & Young LLP



Chicago, Illinois
September 18, 1997